Exhibit 10.3

SHARE ACQUISITION AGREEMENT

THIS SHARE ACQUISITION AGREEMENT (this “Agreement”), is made and entered into as of June 30, 2022, by and among WebSafety, Inc., a Nevada corporation (“WBSI”), Metalanguage Corp., a Nevada corporation (the “Company”), and the sole shareholder of the Company set forth on the signature page of this Agreement (the “Shareholder”; and collectively with the Company and WBSI, the “Parties”; and each a “Party”), with reference to the following facts:

RECITALS

A. WHEREAS, Company is a privately held corporation engaged in the business of creation of artificial intelligence software for various business markets;

B. WHEREAS, the Shareholder owns all of the issued and outstanding shares of common stock of the Company (the “Company Shares”);

C. WHEREAS, WBSI desires to acquire all of the Company Shares and the Shareholder desires to exchange the Company Shares for Series B-1 Convertible Preferred Shares of WBSI (as more specifically detailed in Section 1.2 below);

D. WHEREAS, the Parties have determined it to be in their best interest for WBSI to issue its WBSI shares under the exemption made available pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

EXCHANGE OF THE SHARES AND CONSIDERATION

1.1 Shares Being Exchanged. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof, the Shareholder shall sell, assign, transfer and deliver to WBSI all of the Company Shares.

1.2 Consideration. Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the Company Shares to WBSI, at the Closing WBSI shall issue, sell and deliver to the Shareholder 2,727,273 shares of WBSI Series B-1 Convertible Preferred stock, in exchange for the Company Shares (the shares of Series B-1 Convertible Preferred Shares of WBSI, sold and delivered to the Shareholder hereunder are hereinafter referred to as the “WBSI Shares”).

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ARTICLE II

CLOSING

2.1 Time and Place. Subject to the provisions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Rowland W. Day II, Esq., on the date which each Party delivers to the other a countersigned copy of this Agreement (the “Closing Date”) or at such other date as is mutually agreed upon in writing by WBSI and the Company.

ARTICLE III CLOSING DELIVERIES

3.1 Closing Deliveries. At the Closing, each of the Parties shall make the Closing deliveries required of it pursuant to Article IX of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as set forth in the written disclosure schedule attached hereto as Exhibit A dated as of the date hereof prepared by the Company, signed by the President and Chief Financial Officer of the Company and delivered to WBSI simultaneously with the execution hereof (the “Company Disclosure Schedule”), the Company represents and warrants to WBSI that all of the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date) and will be true, complete and correct as of the Closing Date (or if made as of a specified date, as of such date). Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section except to the extent that one portion of the Disclosure Schedule specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross-reference.

4.1 Organization and Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Wyoming and has the requisite corporate power and authority to carry on its business as it is now being conducted. There is no pending or threatened proceeding for the dissolution or liquidation of the Company.

(b) Except as described in Section 4.1 of the Company Disclosure Schedule, the Company (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability company, or other Person and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person. For purposes of this Agreement, “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, government, entity or any group comprised of one or more of the foregoing.

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(c) The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means an action, event or occurrence if it has, or could reasonably be expected to have, a material adverse effect on the capitalization, financial condition or results of operations of the person or entity in question. Any item or event susceptible of measurement in monetary terms which, when considered together with similar items or events, does not exceed the amount of $10,000, shall not be considered a Material Adverse Effect.

(d) The Company has provided or will, promptly following the date of this Agreement, provide to WBSI complete and accurate copies of the Articles of Incorporation and Bylaws of the Company, as currently in effect, and minutes and other records of the meetings and other proceedings of the Board of Directors and shareholder(s) of the Company. The Company is not violation of any provisions of its Articles of Incorporation or Bylaws.

4.2 Capitalization.

(a) The authorized capital stock of Company consists of 10,000,000 shares of Common Stock, $0.001 par value per share, 100,000 shares of Preferred Stock, $0.001 par value per share. The issued and outstanding capital stock consists of 1,000 common shares (“Company Common Stock”). All issued and outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Other than the Company Common Stock, (i) there are no shares of capital stock or other equity securities of the Company outstanding and, (ii) there are no outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which the Company is a party or is bound, requiring or which could require the issuance, sale or transfer by the Company of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of the Company. There are no stock appreciation, phantom stock or similar rights relating to the Company.

(b) All of the shares of Company Common Stock issued and outstanding immediately prior to the Closing have been issued in compliance with applicable national, regional and local securities laws in reliance on exemptions from registration or qualification thereunder.

4.3 Authority. The Company has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

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4.4 No Conflict, Required Filings and Consents.

(a) The execution and delivery of this Agreement and any instrument required hereby to be executed and delivered by the Company at the Closing does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company; or (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which it or any of its properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair in any material respect the Company’s rights or materially alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which the Company is a party or to which the properties or assets of the Company are subject, or (iv) result in the creation of any security interest, lien, claim, pledge, agreement, limitation on voting rights, charge or other encumbrance of any material nature (collectively, “Liens”) on any of the properties or assets of the Company pursuant to any Company Agreement (as defined in Section 4.9 below).

(b) The execution and delivery of this Agreement and any instrument required hereby to be executed and delivered by the Company at the Closing does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a “Governmental Entity”).

(c) The consent of, or the delivery of notice to or filing with, any party to a Company Agreement (as defined in Section 4.9 below) is not required for the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement.

4.5 Compliance; Permits.

(a) The Company is not in conflict with, or in default or violation of (and has not received any notices of violation. with respect to), any law, rule, regulation, order, judgment or decree applicable to the Company or by which it or any of its properties is bound or affected, and the Company has no knowledge of any such conflict, default or violation thereunder, except in each case for any such conflicts, defaults or violations that is not currently having or would not have a Material Adverse Effect on the Company.

(b) The Company holds all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of the Company as it is now being conducted (collectively, the “Company Permits”). The Company Permits are in full force and effect, have not been violated in any respect that is currently having or would have a Material Adverse Effect on the Company, and no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or, to the Company’s knowledge, threatened regarding suspension, revocation or cancellation of any Company Permits, except where the suspension, revocation or cancellation of such Company Permits would not have a Material Adverse Effect on the Company.

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4.6 Litigation. There are no legal actions (a) pending or, to the knowledge of the Company, threatened against the Company, its assets, or the transactions contemplated by this Agreement or (b) pending or, to the knowledge of the Company, threatened against any current employee, officer or director of the Company that in any way relates to the Company, its assets or the transactions contemplated by this Agreement. The Company is not subject to any order, judgment, writ, injunction or decree of any Governmental Entity.

4.7 Taxes. The Company has timely filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a governmental entity having authority to do so) (“Company Tax Return”). Each such Company Tax Return is true, correct and complete in all material respects. Company has paid, within the time and manner prescribed by law, all material taxes that are due and payable. No Company Tax Return is the subject of any investigation, audit or other proceeding by any federal, state or local tax authority.

4.8 Financial Statements. The Parties acknowledge that the Company was incorporated on June 30, 2022, the Company’s operations since inception have been minimal, and financial statements have not yet been prepared on behalf of the Company.

4.9 Contracts and Commitments.

(a) Except for the contracts, commitments, leases, licenses and agreements listed on Section 4.9 of the Company Disclosure Schedule (the “Company Agreements”), the Company is not party to or subject to:

(i) any agreement (or group of related agreements) which requires future expenditures by the Company in excess of $10,000 or is otherwise material to the Company’s business;

(ii) any material contract or agreement for the purchase or sale of any commodity, product, material, supplies, equipment or other personal property, other than purchase or sale orders entered into in the ordinary course of business consistent with past practices;

(iii) any employment, consulting or independent contractor agreements;

(iv) any distributor, sales representative, sales agent, commission or similar agreement, whether or not in writing;

(v) any material license agreement (whether as licensor or licensee) or royalty agreement;

(vi) any agreement with any current or former stockholder, officer or director of the Company, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person;

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(vii) any agreement or other commitment with any person or entity containing covenants limiting the freedom of the Company or any of the Company’s affiliates, employees, directors, officers, consultants or agents to compete in any line of business or with any person or entity or in any geographical location or to use or disclose any information in their possession;

(viii) any loan agreement, indenture, note, bond, debenture, guarantee or any other document or agreement evidencing a capitalized lease obligation or indebtedness to any person or any agreement of guaranty, indemnification or other similar commitment with respect to the obligations or liabilities of any other Person;

(ix) any agreement for the disposition of Company assets other than in the ordinary course of business consistent with past practices;

(x) any agreement for the acquisition of the business or shares of another party (except repurchase rights in favor of the Company for shares of Company common stock owned by any employee, officer, director, consultant, or advisor to the Company);

(xi) any contract or agreement concerning a partnership or joint venture with one or more Person;

(xii) any lease of real property;

(xiii) any agreement which contains a fixed penalty or liquidated damages clause for late performance or other default by the Company to the extent that such late performance or default would have a Material Adverse Effect on the Company; or

(xiv) any other agreement or contract (or group of related agreements or contracts) to the extent not otherwise disclosed in the Company Disclosure Schedule, the performance of which involves consideration paid by the Company in excess of $10,000 in any one-year period.

(b) Correct and complete copies of all Company Agreements, including all amendments thereto, have been delivered to WBSI. The Company has not breached, is not in default under, and has not received written notice of any breach of or default under, any agreement required to be disclosed in Section 4.9 of the Company Disclosure Schedule (each, a “Material Contract”). To the Company’s knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder to the extent that such breach or default would have a Material Adverse Effect on the Company. Each Material Contract is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that do not currently have or would not have a Material Adverse Effect on the Company. Each Material Contract is a legal, valid and binding obligation of the Company and each of the other parties thereto, enforceable in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity.

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(c) The consent of, or the delivery of notice to or filing with, any party to a Material Contract is not required for the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated under the Agreement.

4.10 Absence of Certain Changes and Events. Since the Company’s inception, the Company has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred:

(a) any event, damage, destruction or loss, whether covered by insurance or not, which has had or reasonably is expected to have a Material Adverse Effect on the Company or its assets;

(b) any entry by the Company into a commitment or transaction material to the Company, which is not in the ordinary course of business consistent with past practice;

(c) any change by the Company in accounting principles, methods or practices, except insofar as may have been required by a change in GAAP;

(d) any declaration, payment or setting aside for payment of any dividends or distributions in respect to shares of Company Common Stock, or any redemption, purchase or other acquisition of any shares of Company Common Stock;

(e) any cancellation of any debts or waiver or release of any right or claim of the Company individually or in the aggregate material to the Company, whether or not in the ordinary course of business;

(f) any revaluations by the Company of any of its assets or liabilities, including without limitation, writing-off notes or accounts receivable;

(g) any material increase in the rate or terms of compensation payable or to become payable by the Company to any of its personnel or consultants; any bonus, incentive compensation, service award or other benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Company personnel; employee welfare, pension, retirement, profit- sharing or similar payment or arrangement made or agreed to by the Company for any Company personnel except for contributions in accordance with prior practice made to, and payments made to employees under, plans and arrangements existing on the date of the Audited Company Balance Sheet;

(h) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company, other than in connection with the transactions contemplated hereby;

(i) any purchase, acquisition or sale by the Company of any assets, other than in the ordinary course of business;

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(j) any amendment, cancellation or termination of any Material Contract, including, without limitation, license or sublicense, or other instrument to which the Company is a party or to which the Company or any of the assets of the Company is bound;

(k) any failure to pay when due any material obligation of the Company;

(l) any failure to operate the business of the Company in the ordinary course with an effort to preserve the business intact, to keep available to the Company the services of its personnel, and to preserve for the Company the goodwill of its customers and others having business relations with the Company except for such failures that would not have a Material Adverse Effect on the Company;

(m) any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company, involving more than $10,000 individually or $25,000 in the aggregate (other than credit provided by suppliers or manufacturers in the ordinary course of the Company’s business consistent with past practices);

(n) any liabilities incurred by the Company involving $10,000 or more individually and $25,000 or more in the aggregate, other than liabilities incurred in the ordinary course of business consistent with past practices;

(o) any payment, discharge or satisfaction of any material liabilities of the Company or any material capital expenditure of the Company, other than (i) the payment, discharge or satisfaction in the ordinary course of business consistent with prior practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business consistent with prior practice since the Company’s inception, and (ii) any capital expenditures involving $10,000 or less individually and $25,000 or less in the aggregate;

(p) any amendment of the Company’s Articles of Incorporation or Company Bylaws; or

(q) any agreement by the Company to do any of the things described in the preceding clauses (a) through (p) of this Section 4.10, other than as expressly contemplated or provided for in this Agreement.

4.11 Properties, Assets, Encumbrances; No Undisclosed Liabilities.

(a) The Company has good, valid and marketable title to, a valid leasehold interest in, or valid license rights to, all the properties and assets which it purports to own, lease or license (real, personal and mixed, tangible and intangible), including, without, limitation, all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice), except as would not have a Material Adverse Effect on the Company, and such properties and assets are all of the assets (whether tangible or intangible) that are used or required for use in the operation of its business as currently or proposed to be conducted. All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not, individually or in the aggregate, materially detract from the value or impair the use of the property or assets subject thereto. Section 4.11 of the Company Disclosure Schedule contains a complete and accurate list of all leases pursuant to which the Company leases from others material amounts of real or personal property. Each such lease is in good standing, valid and effective in accordance with its terms, and there is not under any such lease, any existing material default or event of default (or event which with the giving of notice or lapse of time, or both, would constitute a material default).

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(b) There are no liabilities of the Company, other than (i) liabilities disclosed or provided for in the Company Balance Sheet, or (ii) liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet and which, if existing, would not have a Material Adverse Effect on the Company. There is no probable or reasonably possible loss contingency (within the meaning of Statement of Financial Accounting Standards No. 5) known to the Company which is not reflected in the Financial Statements (including the notes thereto).

4.12 Intellectual Property.

(a) “Intellectual Property” is defined as all intellectual property in which Company has any right, title, or interest (including a licensed right other than rights to licensed software that is generally commercially available) or which has been, is being, or is expected to be used, exploited, or commercialized by Company in the conduct of its business, including but not limited to all “Patents” (hereinafter defined), all “Marks” (hereinafter defined), all “Copyrights” (hereinafter defined), and all “Confidential Information” (hereinafter defined).

(1) “Patents” is defined to include all concepts, ideas, designs, formulas, inventions (whether patentable or not), techniques, all U.S. and foreign patent applications, and all U.S. and foreign patents.

(2) “Marks” is defined to include all words, names, logos, symbols, trade names, source indicating indicia, trade dress, trademarks, marks, U.S. and foreign applications to register marks, and U.S. and foreign registrations.

(3) “Copyrights” is defined to include all copyrights, U.S. and foreign, whether registered or not, all copyright applications, all copyright registrations, including but not limited to the copyrights in Company’s business documents and files, customer documents and files, software, product designs and packaging, advertising, promotional material, and software products (whether developed or in development).

(4) “Confidential Information” is defined to include, but not limited to, confidential information, financial information, business trade secrets, marketing information, financial and technical trade secrets, techniques, processes, and know-how.

(b) Section 4.12(b) of the Company Disclosure Schedule and the Technology Assignment Agreement entered into between the Shareholder and the Company contains a complete and accurate list and description of (i) Intellectual Property which is material to the business of the Company; (ii) all patent applications, issued patents, trademark applications, trademark registrations, copyright applications, and copyright registrations, (iii) all licenses of Intellectual Property to the Company (other than licensed software that is generally commercially available) which are material to the business of Company; and (iv) all licenses and other agreements, written or not, from the Company to any third party granting any rights or interests in the Intellectual Property.

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(c) Except as set forth in Section 4.12(c) of the Company Disclosure Schedule:

(1) Company is the sole owner, free and clear of any Lien or encumbrance, and without the payment of any monies or royalty except with respect to off-the- shelf software, of the Intellectual Property;

(2) Company has taken, and will continue to take, all actions which are necessary or advisable to acquire and protect the Intellectual Property, consistent with prudent commercial practices;

(3) Company’s rights in the Intellectual Property are valid and enforceable;

(4) Company has received no demand, claim, notice or inquiry from any person in respect of the Intellectual Property which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, the rights of the Company in, or the right of the Company to use, any such Intellectual Property, and the Company knows of no basis for any such challenge;

(5) Company is not in violation or infringement of, and has not violated or infringed, any proprietary rights of any other person;

(6) no person has or is infringing, misappropriating, or making unauthorized use of any Intellectual Property;

(7) except on an arm’s-length basis for value and other commercially reasonable terms, the Company has not licensed, consented or acquiesced to the taking or use of any Intellectual Property by any person;

(8) all Marks and Copyrights which are material to the business of the Company were either (a) authored by regular employees of Company within the scope of their employment and Company was thus the original author pursuant to the work made for hire doctrine, or (b) authored by independent contractors subject to enforceable non-disclosure and assignment agreements;

(9) the execution and consummation of this Agreement will not adversely impair or impact the value of or WBSI’s future enjoyment and exploitation of the Intellectual Property;

(10) all current or former Company personnel, including partners, directors, officers, employees, agents, consultants and contractors, who have contributed to or participated in the conception, creation, or development of any Intellectual Property have executed effective and proper agreements containing non-disclosure and assignment provisions for the benefit of Company. True and complete copies of these agreements have been delivered to WBSI. After giving effect to the transactions contemplated herein, no current or former personnel of Company will possess any right, title or interest in the Intellectual Property; and

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(11) Company is not in breach or violation of any agreement relating to any Intellectual Property which would materially impair Company’s rights, title, or interest in the Intellectual Property or agreement.

4.13 Insurance. Section 4.13 of the Company Disclosure Schedule contains a true, accurate and complete list of all policies or binders of fire, liability, title, workers’ compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on the business, assets or personnel of the Company. All of such policies are sufficient for compliance with all requirements of all contracts to which the Company is a party and all state, federal, local or foreign laws, rules and regulations applicable to the Company. The Company has paid all premiums due on such insurance policies and is in compliance with and not in default under any of such policies or binders. The Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion when the effect of such default or such failure would be to render a material claim uninsured. The Company has not received any notice from any insurer advising of reduced coverage or increased premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect, and the Company has delivered true and correct copies of such policies and binders to WBSI.

4.14 Equipment. All of the tangible personal property of the Company that is material, either individually or in the aggregate, to the operation of the Company’s business is in good working order, operating condition and state of repair, ordinary wear and tear excepted.

4.15 Interested Party Transactions. No stockholder, officer or director of the Company, or any person with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all of such persons), has any interest in (i) to the Company’s knowledge, any contract, arrangement or understanding with, or relating to, the business or operations of the Company that could reasonably be expected to result in a liability or obligation of the Company, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness with the Company, (iii) any material property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the business or operations of the Company, (iv) to the Company’s knowledge, any business or entity that competes with the Company, or (v) to the Company’s knowledge, any other transaction that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404, or any other provisions of, Regulation S-K promulgated by the SEC.

4.16 Change of Control Agreements. The Company has no plans, programs or agreements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, any change of control of the Company.

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4.17 Books and Records. The books of account, minute books (including, without limitation, all actions of the shareholder(s) of the Company, the board of directors of the Company and all committees of the board of directors of the Company) stock record books and other records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices, including an adequate system of internal controls, except for such failures with respect thereto as do not have a Material Adverse Effect on the Company.

4.18 Brokers. Except as described in Section 4.18 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Shareholder.

4.19 Disclosure. The representations and warranties of the Company herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of the Company to WBSI as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no material facts or circumstances relating to the Company which have not been disclosed herein to WBSI.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Except as set forth in the disclosure schedule attached hereto as Exhibit B (the “Shareholder Disclosure Schedule”), Shareholder, by virtue of signing this Agreement, represents and warrants to WBSI that the statements contained in this Article V are true, correct and complete as of the date of this Agreement (or, if made as of a specified date, as of such date) and will be true, correct and complete as of the Closing Date (or, if made as of a specified date, as of such date).

5.1 Ownership of Shares. The Shareholder is the sole record and beneficial owner of the Company Shares and has no other ownership interest or right to acquire any shares of capital stock of the Company or securities convertible into capital stock of the Company. Shareholder’s shares of Company Common Stock are not subject to any encumbrance, any rights of first refusal of any kind, options, preemptive rights, voting arrangements or other rights of third parties to acquire any of such shares. The Shareholder has good and valid title to, and has the unrestricted (except for restrictions imposed generally under applicable federal and state securities laws) right to transfer and sell Shareholder’s shares of Company Common Stock to WBSI in accordance with the terms of this Agreement.

5.2 Authority. The Shareholder has the power and authority to enter into and to perform his obligations under this Agreement and each of the agreements, certificates and documents required to be delivered by Shareholder pursuant to the terms of this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Shareholder. The Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against Shareholder in accordance with its terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

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5.3 Conflicts. Neither the execution and delivery by the Shareholder of this Agreement nor the performance by Shareholder of his obligations hereunder will conflict with any contract, agreement or arrangement (whether or not in writing) to which Shareholder is a party or any law, rule, regulation, order or injunction applicable to Shareholder. There are no legal proceedings pending or, to the best knowledge of the Shareholder, threatened against Shareholder that would prevent the consummation of the transactions contemplated by this Agreement. No consent, notice or approval is required of any person in connection with Shareholder’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

5.4 Investment Representations.

(a) Disclosure of Information. The Shareholder has had an opportunity to ask questions and receive answers from WBSI’s management regarding the business, properties, prospects and financial condition of WBSI. The Shareholder is aware of the risks of investing in WBSI and of holding securities in companies whose stock is traded on the OTCMarkets.

(b) Accredited Investor. Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Shareholder is experienced in evaluating and investing in securities of companies in a similar stage of development to WBSI and has sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in WBSI, and can bear the economic risk of this investment.

(c) Purchase Entirely for Own Account. This Agreement is made with the Company and Shareholder in part in reliance upon the Shareholder’s representation to WBSI, which by the Shareholder’s execution of this Agreement Shareholder hereby confirms, that the WBSI Shares to be acquired by the Shareholder will be acquired for investment for the Shareholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (other than in accordance with applicable securities laws), and that Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same except to an entity which is owned or controlled by the Shareholder and which is an accredited investor. By executing this Agreement, the Shareholder further represents that he does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the WBSI Shares.

(d) Limited Public Market. The Shareholder understands that a liquid public market does not now exist for any of the WBSI Common Stock and that WBSI has not made any assurances that a liquid public market will ever exist for the WBSI Common Stock.

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5.5 Restricted Securities. The Shareholder understands that the WBSI Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein. The Shareholder understands that the WBSI Shares to be received by Shareholder are “restricted securities” under applicable U.S. federal and state securities laws and regulations, and that pursuant to these laws, the Shareholder must hold the WBSI Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Shareholder acknowledges that WBSI has no obligation to register or qualify the WBSI Shares for resale. The Shareholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the WBSI Shares, and requirements relating to WBSI which are outside of the Shareholder’s control and which WBSI is under no obligation, and may not be able, to satisfy.

5.6 Legends. It is understood that the WBSI Shares, and any securities issued in respect thereof or exchange therefor, may bear the following legend or a legend of similar import and any legend required by the Blue Sky laws of any state of the United States to the extent such laws are applicable to the shares represented by the certificate so legended:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS.”

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF WBSI

Except as set forth in the written disclosure schedule attached hereto as Exhibit C (the “WBSI Disclosure Schedule”), WBSI represents and warrants to the Company and the Shareholder that the statements contained in this Article VI are true, correct and complete as of the date of this Agreement (or if made as of a specified date, as of such date) and will be true, correct and complete as of the Closing Date (or, if made as of a specified date, as of such date).

6.1 Organization and Qualification.

(a) WBSI is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the requisite corporate power and authority to carry on its business as it is now being conducted.

(b) WBSI (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability company, or other Person and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person.

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(c) WBSI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Material Adverse Effect.

(d) WBSI has provided or will, promptly following the date of this Agreement, provide to Company complete and accurate copies of the Articles of Incorporation and Bylaws of WBSI, as currently in effect, and minutes and other records of the meetings and other proceedings of the Board of Directors and shareholders of WBSI. WBSI is not in violation of any provisions of its Articles of Incorporation or Bylaws.

6.2 Capitalization. The authorized capital stock of WBSI consists of (i) 500,000,000 shares of WBSI Common Stock, $0.001 par value per share, and (ii) 50,000,000 shares of preferred stock, $0.001 par value per share. Immediately prior to the Closing, the issued and outstanding capital stock of WBSI will consist of (i) 21,757,340 shares of WBSI Common Stock and (ii) 4,311,778 shares of preferred stock, subject to adjustment. All issued and outstanding shares of WBSI Common Stock and Preferred Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. Section 6.2 of the WBSI Disclosure Schedule lists (1) the pre-Closing authorized shares of WBSI (by Series), (2) the pre-Closing outstanding common and preferred shares of WBSI, and (3) the post-Closing outstanding common and preferred shares of WBSI. Section 6.2 of the WBSI Disclosure Schedule does not list the common and preferred shares that may be issued to cancel or satisfy outstanding debts or obligations of WBSI.

6.3 Authority.

(a) WBSI has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WBSI and the consummation by WBSI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WBSI. This Agreement has been duly executed and delivered by WBSI and constitutes a legal, valid and binding obligation of WBSI, enforceable against it in accordance with its terms.

(b) The execution and delivery by WBSI of this Agreement does not, and the consummation of the transactions contemplated thereby will not, (i) conflict with, or result in a violation of, any provision of the Articles of Incorporation or Bylaws of WBSI, (ii) constitute or result in a breach of or default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which WBSI is a party or to which the properties or assets of WBSI are subject, (iii) create any Lien upon any of the properties or assets of WBSI, or (iv) constitute, or result in, a violation of any law applicable to WBSI or any of the properties or assets of WBSI.

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(c) No consent, approval, order or authorization of, notice to, registration or filing with any governmental authority or other person is necessary in connection with the execution and delivery of this Agreement by WBSI or the consummation by WBSI of the transactions contemplated by this Agreement, except for (i) the filing of a Form D in connection with the issuance of the WBSI Shares to the Shareholder hereunder, and if required (ii) the filing of a current report on form 8-K with the Securities and Exchange Commission (the “SEC”) announcing completion of the transactions contemplated by this Agreement.

6.4 OTCMarkets Filings; Financial Statements.

(a) WBSI has filed and made available to the Company all forms, reports, schedules, statements and other documents required to be filed by WBSI by the OTCMarkets up to March 31, 2022 (collectively, the “OTC Reports”). The OTC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the OTCMarkets, and (ii) with respect to any OTC Reports filed on or after March 31, 2022, did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in OTC Reports or necessary in order to make the statements in such OTC Reports, in light of the circumstances under which they were made, not misleading.

(b) Each of the financial statements (including, in each case, any related notes), contained in the OTC Reports, including any OTC Reports filed after the date of this Agreement until the Closing, complied, as of its respective date, in all material respects with all applicable accounting requirements, was prepared on a consistent basis throughout the periods involved and fairly presented the financial position of WBSI as at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(c) Between December 31, 2021 and the date hereof, except as disclosed in the OTC Reports and other than as contemplated by this Agreement, there has not been any change in the business or operations of WBSI that has had or reasonably would be expected to have a Material Adverse Effect on WBSI.

6.5 Litigation. There are no legal actions (a) pending or, to the knowledge of WBSI, threatened against WBSI or the transactions contemplated by this Agreement or (b) pending or, to the knowledge of WBSI, threatened against any current employee, officer or director of WBSI that, in any way relates to WBSI. WBSI is not subject to any order, judgment, writ, injunction or decree of any governmental authority.

6.6 Taxes. WBSI has not timely filed its Federal and State tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a governmental entity having authority to do so) (“WBSI Tax Return”). Each filed WBSI Tax Return is true, correct and complete in all material respects. Within ninety (90) days of the Closing, WBSI will take commercially reasonable steps to file any Federal and State tax returns and pay all material taxes that are due and payable. No WBSI Tax Return is the subject of any investigation, audit or other proceeding by any federal, state or local tax authority.

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6.7 No Employees; Labor Matters. Other than officers of WBSI, WBSI has no employees. No unfair labor practice, or race, sex, age, disability or other discrimination, complaint is pending, nor is any such complaint, to the knowledge of WBSI, threatened against WBSI before the National Labor Relations Board, Equal Employment Opportunity Commission or any other governmental authority, and no grievance is pending, nor is any grievance, to the knowledge of WBSI, threatened against WBSI.

6.8 Contracts and Commitments.

(a) Except for this Agreement, the agreements and transactions specifically contemplated by this Agreement, and as set forth in Section 6.8 of the WBSI Disclosure Schedule, WBSI is not a party to or subject to:

(i) any agreement or other commitments requiring any payments or performance of services by WBSI except for the performance of services required as a public company;

(ii) any agreement or other commitments containing covenants limiting the freedom of WBSI to compete in any line of business or with any Person or in any geographic location or to use or disclose any information in its possession;

(iii) any license agreement (as licensor or licensee) or royalty agreement;

(iv) any agreement of indemnification, other than indemnification rights granted in the Bylaws or Articles of Incorporation of WBSI;

(v) any agreement or undertaking pursuant to which WBSI is: (A) borrowing or is entitled to borrow any money; (B) lending or has committed itself to lend any money; or (C) a guarantor or surety with respect to the obligations of any Person; and

(vi) any leases of real property.

(b) Except for the accounts payable which are disclosed in Section 6.8 of the WBSI Disclosure Schedule, WBSI is not in violation or breach of any material contract to which it is a party, and there does not exist any event or condition that, after notice or lapse of time or both, would constitute an event of default or breach under any material contract on the part of WBSI or, to the knowledge of WBSI, any other party thereto or would permit the modification, cancellation or termination of any material contract or result in the creation of any lien upon, or any person acquiring any right to acquire, any assets of WBSI. Except for the accounts payable which are disclosed in Section 6.8 of the WBSI Disclosure Schedule, WBSI has not received in writing any claim or threat that WBSI has breached any of the terms and conditions of any material contract.

(c) The consent of, or the delivery of notice to or filing with, any party to a material contract to which WBSI is a party is not required for the execution and delivery by WBSI of this Agreement or the consummation of the transactions contemplated under the Agreement.

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6.9 Brokers. Except as described in Section 6.9 of the WBSI Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of WBSI.

6.10 Disclosure. The representations and warranties of WBSI herein do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no material facts or circumstances relating to WBSI which have not been disclosed to Company herein.

ARTICLE VII

PRE-CLOSING COVENANTS

7.1 Operation of WBSI.

(a) Except as otherwise specifically provided in this Agreement, between the date of this Agreement and the Closing Date, WBSI shall:

(i) maintain its books of account and records in the usual and ordinary manner, and in conformity with its past practices;

(ii) pay accounts payable and other obligations when they become due and payable in the ordinary course of business consistent with past practices, except to the extent accounts payable are identified in Section 6.8 of the WBSI Disclosure Schedule and/or except as disputed in good faith;

(iii) conduct its business in the ordinary course consistent with past practices, or as required by this Agreement;

(iv) pay all taxes and file all outstanding WBSI Tax Returns on or before the Closing Date except to the extent disputed in good faith;

(v) make appropriate provisions in its books of account and records for taxes relating to its operations during such period (regardless of whether such taxes are required to be reflected in a tax return having a due date on or prior to the Closing Date);

(vi) withhold all taxes required to be withheld and remitted by or on behalf of WBSI in connection with amounts paid or owing to any WBSI personnel or other person, and pay such taxes to the proper governmental authority or set aside such taxes in accounts for such purpose;

(vii) make all required filings on a timely basis with the OTC Markets or any other state, federal or local regulatory body, including, without limitation, making all filings, on a timely basis so as to maintain WBSI’s status on the OTC Markets; and

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(viii) comply with the minimum listing requirements of, and take all steps reasonably necessary to maintain WBSI’s listing on, the OTC Markets.

(b) Without the prior written consent of the Company and except as contemplated by this Agreement, between the date of this Agreement and the Closing Date (or termination of this Agreement), WBSI shall not:

(i) grant any increase in the compensation payable, or to become payable, to any WBSI personnel or enter into any bonus, insurance, pension, severance, change-in-control or other benefit plan, payment, agreement or arrangement for or with any WBSI personnel, except as consistent with past practices in the ordinary course of business;

(ii) borrow or agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to WBSI;

(iii) except as specifically contemplated by this Agreement, enter into any material agreement, contract, lease or other commitment;

(iv) place a lien on any of the assets of WBSI;

(v) except as specifically contemplated by this Agreement, cancel, discount or otherwise compromise any material indebtedness owing to WBSI or any claims which WBSI may possess or waive any rights of material value;

(vi) commit any act or omit to do any act which will cause a breach of this Agreement or any other material agreement, contract, lease or commitment;

(vii) violate any law or governmental approval, including, without limitation any federal or state securities laws;

(viii) make any loan, advance, distribution or payment of any type or to any Person other than as specifically contemplated by this Agreement;

(ix) amend its Articles of Incorporation or Bylaws except as contemplated by, and to complete the terms of, this Agreement;

(x) merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business;

(xi) make any tax election or settle or compromise any tax liability other than in the ordinary course of business consistent with past practices; or

(xii) take any action or series of actions that results in or is likely to result in (i) the delisting of the WBSI Common Stock from trading on the OTC Markets.

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7.2 Operation of Company.

(a) Except as specifically provided in this Agreement, between the date of this Agreement and the Closing Date, the Company shall:

(i) maintain its books of account and records in the usual and ordinary manner, and in conformity with its past practices;

(ii) pay accounts payable and other obligations when they become due and payable in the ordinary course of business consistent with past practices except to the extent disputed in good faith;

(iii) conduct its business, if any, in the ordinary course consistent with past practices, or as required by this Agreement;

(iv) pay all taxes and file all Company Tax Returns on or before the due date therefor except to the extent disputed in good faith;

(v) make appropriate provisions in its books of account and records for taxes relating to its operations during such period (regardless of whether such taxes are required to be reflected in a tax return having a due date on or prior to the Closing Date); and

(vi) withhold all taxes required to be withheld and remitted by or on behalf of the Company in connection with amounts paid or owing to any Company personnel or other person, and pay such taxes to the proper governmental authority or set aside such taxes in accounts for such purpose.

(b) Without the prior written consent of WBSI, between the date of this Agreement and the Closing Date (or termination of this Agreement), the Company shall not:

(i) except contemplated by this Agreement, issue or promise to issue any capital stock or any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of the capital stock of the Company;

(ii) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

(iii) enter into any material contract or commitment, or amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice, or violate or terminate any such material contracts;

(iv) transfer, assign or license to any person or entity any rights to its intellectual property other than in the ordinary course of business consistent with past practice;

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(v) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or intellectual property;

(vi) adopt or amend any employee benefit or stock purchase or option plan;

(vii) except as may be required or reasonably necessary in order to complete the transactions contemplated by this Agreement, agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to Company;

(viii) place or allow to be placed a lien or encumbrance on any of the assets of the Company;

(ix) pay, discharge or satisfy in an amount in excess of $5,000 in any one case or $15,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company’s financial statements;

(x) make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

(xi) materially reduce the amount of any material insurance coverage provided by existing insurance policies;

(xii) terminate or waive any right of substantial value;

(xiii) commence a lawsuit other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with WBSI prior to the filing of such a suit, or (3) for a breach of this Agreement;

(xiv) sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice;

(xv) commit any act or omit to do any act which will cause a breach of this Agreement or any other material agreement, contract, lease or commitment to which the Company is party;

(xvi) violate any law or governmental approval, including, without limitation any federal or state securities laws;

(xvii) make any loan, advance, distribution or payment of any type or to any Person other than as contemplated by this Agreement;

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(xviii) amend its Articles of Incorporation or Bylaws;

(xix) except as contemplated by this Agreement, consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business;

(xx) make any tax election or settle or compromise any tax liability other than in the ordinary course of business consistent with past practices;

(xxi) lease or purchase or agree to lease or purchase any assets or properties; or

(xxii) take, or agree in writing or otherwise to take, any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

7.3 Shareholder or Company purchase. (i) either the Shareholder or the Company shall acquire all technology or have a fully executed agreement in place to acquire or rescind the purchase of the 51% of technology that was sold to U.S. Translation Company and David Utrilla by the Closing Date; and (ii) shall assign to WBSI all technology, including but not limited to all ideas, concepts, knowhow, tradenames, trademarks, and intellectual property known to and controlled by Shareholder by the Closing Date (the “Technology Assignment”).

ARTICLE VIII

ADDITIONAL AGREEMENTS

8.1 Access to Information.

(a) From the date hereof to the Closing Date, Company shall afford, and shall cause its officers, directors, employees, representatives and agents to afford, to WBSI and to the officers, employees and agents of WBSI reasonable access during normal business hours to Company’s officers, employees, agents, representatives, properties, books, records and contracts, and shall furnish to WBSI all financial, operating and other data and information as WBSI, through its agents, officers, employees or other representatives, may reasonably request.

(b) From the date hereof to the Closing Date, WBSI shall afford, and shall cause its officers, directors, employees, representatives and agents to afford, to Company and to the officers, employees and agents of Company reasonable access during normal business hours to WBSI’s officers, employees, agents, representatives, properties, books, records and contracts, and shall furnish to Company all financial, operating and other data and information as Company, through its agents, officers, employees or other representatives, may reasonably request.

(c) No investigation pursuant to Section 8.1(a) shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties.

8.2 Expenses and Taxes. Each of the Parties shall pay their respective costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees of the attorneys, accountants and advisors.

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8.3 News Releases. Except as otherwise required by law or the rules of the SEC or OTCMarkets, so long as this Agreement is in effect, WBSI and the Company will not, and will not permit any of their respective affiliates or representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, WBSI and the Company will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as reasonably possible.

8.4 Additional Agreements. Subject to the terms and conditions of this Agreement, each Party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each such corporation shall take all such necessary or desirable action.

8.5 Notification of Certain Matters.

(a) Company shall give prompt notice to WBSI of any material inaccuracy in any representation or warranty made by it herein, or any material failure of Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Company under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of Company or the conditions to the obligations of WBSI hereunder.

(b) WBSI shall give prompt notice to Company of any material inaccuracy in any representation or warranty made by it herein, or any material failure of WBSI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of WBSI or the conditions to the obligations of Company hereunder.

(c) Company and WBSI shall each promptly advise the other in writing of any change or event having, or which, insofar as can reasonably be foreseen, in the future would have, a Material Adverse Effect or any adverse effect on the right or ability of any Party to enter into and complete the transactions contemplated hereby.

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8.6 Confidentiality.

(a) Each Party shall hold, and shall cause its officers, employees, agents and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain such information to hold, in confidence, and not use for any purpose other than evaluating the transactions contemplated by this Agreement, any confidential information of another Party obtained through the investigations permitted hereunder, which for the purposes hereof shall not include any information which (i) is or becomes generally available to the public other than as a result of disclosure by a Party or one of its affiliates in violation of its obligations under this subsection, (ii) becomes available to a Party on a nonconfidential basis from a source, other than the Party which alleges the information is confidential or its affiliates, which has represented that such source is entitled to disclose it, or (iii) was known to a Party on a nonconfidential basis prior to its disclosure to such Party hereunder. If this Agreement is terminated, at the request of a Party, the other Party shall deliver, and cause its officers, employees, agents, and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain confidential information of the requesting Party pursuant to investigations permitted hereunder, to deliver to the requesting Party all such confidential information that is written (including copies or extracts thereof).

(b) If a Party or a Person to whom a Party transmits confidential information of another Party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of such confidential information, such Party or other Person will provide the other Party with prompt written notice so that such Party may seek a protective order or other appropriate remedy or waive compliance with Section 8.6(a). If such protective order or other remedy is not obtained, or if the applicable Party waives compliance with Section 8.6(a), the Party or Person subject to the request will furnish only that portion of such confidential information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such confidential information.

8.7 Consents and Filings. The Parties shall, promptly after execution of this Agreement, make all required filings and submissions with respect to the transactions contemplated by this Agreement. Each Party will take all reasonable actions to obtain any other consent, authorization, order or approval of, or any exemption by, any Person required to be obtained or made in connection with the transactions contemplated by this Agreement. Each Party will cooperate with and promptly furnish information to the other Party in connection with obtaining such consents or making any such filings and will promptly furnish to the other Party a copy of all filings made with a governmental authority.

8.8 WBSI OTCMarkets and FINRA Filings. Between the date hereof and the Closing Date, Company shall cooperate with WBSI in connection with the preparation and filing of, and provide to WBSI for inclusion or incorporation by reference in, any reports or filings to be filed by WBSI with the OTCMarkets and FINRA (the “WBSI Filings”). Without limiting the foregoing, Company shall take all commercially reasonable actions requested by WBSI to enable WBSI to include or incorporate by reference in the WBSI Filings any Financial Statement of Company, including, without limitation, any auditors’ report thereon. WBSI agrees that (i) at least three (3) business days prior to filing, WBSI shall furnish the Company copies of all proposed WBSI Filings relating to, disclosing or describing the transactions contemplated by this Agreement, and (ii) it shall not make any WBSI Filing described in the immediately preceding clause (i) without the prior consent of the Company, which shall not be unreasonably withheld, conditioned or delayed.

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8.9 No Solicitation.

(a) Prior to termination of this Agreement pursuant to Article X hereof, neither the Company, its subsidiaries, if any, or Shareholder shall, nor shall the Company or Shareholder authorize or permit any officers, directors or employees of, or any investment bankers, attorneys or other agents or representatives retained by or acting on behalf of, the Company, any of its subsidiaries or Shareholder, or authorize any third party to: (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal that constitutes an Acquisition Proposal (as hereinafter defined), (ii) engage or participate in negotiations or discussions with, or furnish any information or data to, or take any other action to, facilitate any inquiries or making any proposal by, any third party relating to an Acquisition Proposal, (iii) enter into any agreement with respect to any Acquisition Proposal or approve an Acquisition Proposal, (iv) negotiate or enter discussions with, or furnish any information to, any third party (a “Potential Acquiror”) with respect to any unsolicited Acquisition Proposal, or (v) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal. In the event that the Company shall receive any Acquisition Proposal, it shall promptly (and in no event later than 48 hours after receipt thereof) furnish to WBSI the identity of the recipient of the Acquisition Proposal and of the Potential Acquiror, the terms of such Acquisition Proposal, and copies of such Acquisition Proposal and all information provided by the Potential Acquiror. The Company and the Shareholder understand and agree that any violation of the restrictions set forth in this Section 8.9 by the Company or any of its subsidiaries or Shareholder, or by any director or officer of the Company or any of its subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company, any of its subsidiaries, the Shareholder or otherwise, or any violation of these restrictions by any third party authorized by the Company or the Shareholder to do so, shall be deemed to be a breach of this Section 8.9 sufficient to enable WBSI to terminate this Agreement pursuant to Article X hereof and seek injunctive and monetary relief to the fullest extent permitted by applicable law.

(b) For the purposes of this Agreement, “Acquisition Proposal” shall mean (i) any proposal, whether in writing or otherwise, made by any person other than WBSI, to acquire “beneficial ownership” (as defined under Rule 13(d) of the Securities Exchange Act of 1934, as amended) of any material part of the assets (other than in the ordinary course of the Company’s business) or outstanding capital stock (or securities convertible into shares of capital stock) of any of the Company or its subsidiaries pursuant to a merger, consolidation, exchange of shares or other business combination, sale of shares of capital stock (or securities convertible into capital stock), sales of assets, tender offer or exchange offer or similar transaction involving the Company or its subsidiaries, including, without limitation, any sale or transfer or license of the Company’s intellectual property, or (ii) any other transaction or proposed transaction, the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement, or which would reasonably be expected to dilute the benefits of such transactions to WBSI.

8.10 Conversion of Existing WBSI Debt. WBSI will work with the creditors of WBSI to convert, reduce or mitigate the outstanding debts that WBSI has incurred with its creditors (as reflected in Section 6.8 of the WBSI Disclosure Schedules). Any conversion price shall be mutually agreed upon by Rowland Day and Saul Leal.

8.11 Conversion of Day’s Loan and Services to WBSI. The loan’s that Rowland Day made to WBSI for calendar years 2019, 2020, and 2021 (i.e., in the initial principal amount of $221,990.00) may be converted, at his option, and shall remain as valid legal obligations owed by WBSI to Rowland Day and may be paid from either the operations of WBSI, other borrowings by WBSI, or from the sale of WBSI’s capital stock.

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8.12 Name Change. WBSI will immediately file to change its corporate name on file with the Nevada Secretary of State.

8.13 Escrow of Shareholder’s One-Half of WBSI Shares. Shareholder agrees and acknowledges that 1,363,637 of the WBSI Shares (“Escrow Shares”) shall be held in Escrow and may not be sold, transferred, assigned, or used as collateral for any debt of Shareholder, and shall not vote on any WBSI corporate matter for which votes are required. Additionally, a legend shall be placed (in addition to the standard 1933 Act Legend) on the Escrow Shares. The following legend shall be placed on the Escrow Shares:

“THESE SHARES ARE SUBJECT TO THIS LEGEND AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR USED AS COLLATERAL FOR ANY DEBT BY THE SHAREHOLDER AND SHAREHOLDER MAY NOT VOTE THESE ESCROW SHARES ON ANY CORPORATE MATTER UNTIL THE COMPANY HAS ACHIEVED CASH SALES OF $5 MILLION DOLLARS WITHIN 12 CONSECUTIVE MONTHS PRIOR TO DECEMBER 31, 2027. THIS ESCROW MAY ONLY BE WAIVED OR ADJUSTED BY THE WRITTEN CONSENT OF ROWLAND DAY.”

8.14 Independent Legal Representation. Company acknowledges that it has had the opportunity to seek and retain its own legal counsel to represent and protect its legal and equitable interest in connection with this Agreement. Company also acknowledges that the CEO of WBSI, Rowland Day, is the majority owner of WBSI and is a licensed attorney that has represented the interests of WBSI in connection with this Agreement and has not represented the Company nor its shareholders. Upon the completion of this Agreement, Rowland Day will continue as a significant shareholder and as a creditor of WBSI and due to his stock ownership may continue as a director or officer of WBSI.

Based upon Rowland Day’s majority control of WBSI, as the largest creditor of WBSI, and as the sole director and officer of WBSI, Rowland Day controls WBSI and therefore cannot and has not represented any other party to this Agreement. Company and Shareholder acknowledge that Rowland Day, as a lawyer, has not represented either party individually or collectively.

ARTICLE IX

CLOSING DELIVERIES AND CONDITIONS TO CLOSING

9.1 Documents to be Delivered by WBSI. At the Closing, WBSI shall deliver to the Shareholder the following:

(a) A certificate of the Secretary and President of WBSI dated the Closing Date as to the incumbency and signatures of the officers of WBSI executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of WBSI pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby;

(b) A certificate, executed by an officer of WBSI, certifying that all representations, warranties and covenants herein are true and correct as of the Closing Date. The delivery of such certificate shall constitute a representation and warranty of WBSI as to the statements set forth therein;

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(c) A copy of the resolutions adopted by the Board of Directors of WBSI (i) authorizing the execution and delivery of this Agreement and the performance by WBSI of its obligations hereunder, (ii) electing the persons designated by the Company as a director of WBSI effective as of the Closing Date, and (iii) electing the persons designated by the Company as officers of WBSI effective as of the Closing Date, certified by its Secretary;

(d) Resignation of Rowland W. Day II as WBSI’s current CEO, and appointment of (i) Saul Leal as WBSI’s new CEO, and (ii) Rowland W. Day II as WBSI’s Chief Financial Officer and Secretary, effective as of the Closing Date.

(e) A certificate of good standing of WBSI from the Secretary of State of Nevada dated as of the most recent practicable date; and

(f) Such other customary certificates or documents as may be reasonably required by Company.

9.2 Documents to be Delivered by Company. At the Closing, the Company shall deliver to WBSI the following:

(a) A certificate of the Secretary and President of the Company, dated the Closing Date, in form and substance reasonably satisfactory to WBSI as to the incumbency and signatures of the officers of Company executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of Company pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby;

(b) A certificate, executed by the President and Chief Financial Officer of the Company, in such detail as WBSI shall reasonably request, certifying that all representations, warranties and covenants herein are true and correct as of the Closing Date. The delivery of such certificate shall constitute a representation and warranty of Company as to the statements set forth therein;

(c) A copy of the resolutions adopted by the Board of Directors of Company authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, certified by the Secretary and President of the Company; and

(d) A certificate, executed by the President and Chief Financial Officer of the Company, that the disclosure in the OTCMarkets disclosure documents and press release to be filed at the Closing do not contain any untrue statement of a material fact and do not omit to state any material facts necessary in order to make the OTCMarkets disclosure not misleading, as to those facts and statement that pertain to the Company.

9.3 Documents to be Delivered by the Shareholder. At the Closing, Shareholder shall deliver to WBSI The following: (i) stock certificate(s) representing the Company Shares, together with such letters of transmittal, stock powers and other documents as are necessary to complete the transfer thereof to WBSI, and (ii) the Technology Assignment Agreement.

(a) Conditions to Obligations of Each Party. Each Party’s obligations to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver at or prior to the Closing, of each of the following conditions: No temporary restraining order, preliminary or permanent injunction or other order issued by any governmental authority or other material legal restraint or prohibition issued or promulgated by a governmental authority preventing the consummation of the transactions contemplated by this Agreement shall be in effect or shall be threatened, and there shall not be any law or regulation enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions illegal.

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9.4 Conditions to Obligations of WBSI. The obligation of WBSI to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

(a) Each of the representations and warranties of the Company and the Shareholder set forth in this Agreement (i) that are not qualified by materiality must have been true and correct in all material respects as of the Closing Date, and (ii) that are qualified by materiality must have been true and correct as of the Closing Date; except, in each case, for inaccuracies that would not individually or in the aggregate have a Material Adverse Effect on the Company.

(b) All of the obligations, covenants and agreements with which the Company or Shareholder are required to comply or that the Company or the Shareholder are required to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

(c) The documents required to be delivered by the Company and the Shareholder pursuant to Section 9.2 and Section 9.3, respectively, above shall have been delivered simultaneously with the Closing.

9.5 Conditions to Obligations of Company and the Shareholder. The obligation of Company and the Shareholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

(a) Each of the representations and warranties of WBSI set forth in this Agreement (i) that are not qualified by materiality must have been true and correct in all material respects as of the Closing Date, and (ii) that are qualified by materiality must have been true and correct as of the Closing Date; except, in each case, for inaccuracies that would not individually or in the aggregate have a Material Adverse Effect on WBSI.

(b) All of the obligations, covenants and agreements with which WBSI is required to comply or that WBSI is required to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

(c) The documents required to be delivered by WBSI pursuant to Section 9.1 above shall have been delivered simultaneously with the Closing.

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ARTICLE X

TERMINATION

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of the Company and WBSI at any time prior to the Closing;

(b) by WBSI in the event of a material breach by Company or the Shareholder of any provision of this Agreement for which written notice has been given to the Company and which breach has not been cured prior to the earlier of (i) the Termination Date or (ii) thirty (30) days following notice of such breach; provided, however that the right to terminate this Agreement under this Section 10.1(b) shall not be available to WBSI if WBSI has materially breached any provision of this Agreement and such breach remains uncured;

(c) by the Company in the event of a material breach by WBSI of any provision of this Agreement which breach has not been cured prior to the Termination Date; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to the Company if the Company has materially breached any provision of this Agreement and such breach remains uncured;

(d) by the Company if the Closing shall not have occurred by September 30, 2022 (the “Termination Date”), unless extended by WBSI and the Company; provided, however, the right to terminate this Agreement under this Section 10.1(d) shall not be available to any Party whose failure to fulfill any obligation hereunder has been the cause of, or results in, the failure of the Closing to have occurred on or before the Termination Date;

10.2 Effect of Termination. Except for the provisions of Sections 8.2, 8.3, 8.6, and the provisions of Article X hereof, each of which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and of no further force and effect and the Parties shall be released from any and all obligations hereunder; provided, however, that termination of this Agreement shall not relieve any Party from liability for the breach of any of its obligations hereunder.

ARTICLE XI

INDEMNIFICATION

11.1 Survival of Representations and Warranties. All representations and warranties of the Company, the Shareholder and WBSI contained herein or in any document, certificate or other instrument required to be delivered hereunder in connection with the transactions contemplated hereby shall survive the Closing for the period ending on the date that is (12) months after the Closing Date. No claim for indemnification for breach of a representation or warranty may be commenced after the period of survival of such representation or warranty, provided, however, that claims made within the applicable time period shall survive to the extent of such claim until such claim is finally determined and, if applicable, paid.

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11.2 Indemnification.

(a) WBSI agrees to indemnify, defend and hold harmless the Company and the Shareholder from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys’ fees and expenses (collectively “Damages”) asserted against, resulting to, imposed upon or incurred by the Company or the Shareholder, directly or indirectly, by reason of or resulting from (i) any breach by WBSI of this Agreement, or (ii) subject to the survival period set forth in Section 11.1 above, any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by WBSI in this Agreement.

(b) Company and the Shareholder agree to indemnify, defend and hold harmless WBSI from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys’ fees and expenses (collectively “Damages”) asserted against, resulting to, imposed upon or incurred by WBSI, directly or indirectly, by reason of or resulting from (i) any breach by Company and the Shareholder of this Agreement, or (ii) subject to the survival period set forth in Section 11.1 above, any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by Company and the Shareholder in this Agreement.

11.3 Claims. Whenever any claim shall arise for indemnification hereunder (a “Claim”), the party entitled to indemnification (the “Indemnified Party”) shall promptly give written notice to the party obligated to provide indemnity (the “Indemnifying Party”) of the nature and extent of such Claim and the Damages incurred by it. If the Damages are liquidated in amount, the notice shall so state, and such amount shall be deemed the amount of such Claim of the Indemnified Party against the Indemnifying Party. If the amount is not liquidated, the notice shall so state and, in such event, such Claim shall be deemed asserted against the Indemnifying Party but no payment or satisfaction shall be made on account thereof until the amount of such claim is liquidated.

If the Indemnifying Party shall not, within thirty (30) days after the giving of such notice by the Indemnified Party, notify the Indemnified Party in accordance herewith that the Indemnifying Party disputes the right of the Indemnified Party to indemnity in respect of such Claim, then any such Claim shall be paid or satisfied as follows: (i) if said Claim is liquidated, then payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party at the end of such period; or (ii) if the amount of such Claim is unliquidated at the time notice is originally given to the Indemnifying Party, the Indemnified Party shall give a second notice to the Indemnifying Party when the liquidated amount of such Claim is known and, unless the Indemnifying Party shall object in writing to such amount (as opposed to the Claim itself, as to which the right to dispute had expired) within twenty (20) days after the giving of said second notice, payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party.

If the Indemnifying Party shall not have made payment to the Indemnified Party of any Claim when said payment is due, then the Indemnified Party shall have the right to take any and all actions required to collect from the Indemnifying Party the amount of such Claim.

Any portion of the amount of Damages asserted by the Indemnified Party in connection with a Claim shall, if not objected to by the Indemnifying Party in accordance with the procedures established herein, be considered to be subject to satisfaction without further objection, as may be appropriate.

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If the Indemnifying Party shall notify the Indemnified Party that he disputes any Claim or the amount thereof (which notice shall only be given if the Indemnifying Party has a good faith belief that the Indemnified Party is not entitled to indemnity or the full amount of indemnity as claimed) then the parties hereto shall endeavor to settle and compromise such Claim, or may agree to submit the same to arbitration, and, if unable to agree on any settlement or compromise or on submission to arbitration, such claim shall be settled by appropriate litigation, and any liability and the amount of the Damages established by reason of such settlement, compromise, arbitration or litigation, or incurred as a result thereof, shall be paid and satisfied as provided herein.

11.4 Conditions of Indemnification with Respect to Third Party Claims. The Indemnified Party shall promptly give notice to the Indemnifying Party of any claim of a third party which may reasonably be expected to result in a Claim by the Indemnified Party. The Indemnifying Party shall have the right to participate in and, with respect to a third party Claim as to which he is “wholly at risk,” direct the defense, compromise or settlement of such claim with counsel selected by him, provided the Indemnifying Party gives written notice to the Indemnified Party of his election to do so within thirty (30) days after receipt of notice in accordance with the preceding sentence. For the purposes of this Section 11.4, the Indemnifying Party shall be deemed to be “wholly at risk” except as to (i) Claims as to which the Indemnified Party may have any direct monetary risk for which it is not fully indemnified by the terms hereof or (ii) Claims as to which the Indemnified Party in its reasonable judgment has any risk or liability for which compensation by monetary damages would not be adequate. If the Indemnifying Party fails to so notify the Indemnified Party of his election to defend any such third party claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

If the proceeding involves matters as to which the Indemnifying Party is not “wholly at risk,” then the defense, compromise or settlement of the Claim, and expenses and liabilities, shall be the responsibility of the Indemnified Party.

The Indemnifying Party shall not under any circumstances, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

11.5 Limitations. Notwithstanding any of the provisions of the Article XI:

(a) None of the Parties to this Agreement nor any of their affiliates shall be entitled to indemnification under this Article XI until the aggregate amount of all Claims exceeds $10,000 at which time all Claims shall be subject to indemnification;

(b) In no event will any Indemnifying Party be liable for consequential damages under this Article XI.

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ARTICLE XII

GENERAL PROVISIONS

12.1 Amendment. This Agreement may not be amended except by an instrument in writing signed by WBSI and the Company.

12.2 Waiver. At any time prior to the Closing Date, any Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party hereto or (b) waive compliance with any of the agreements of any other Party or with any conditions to its own obligations. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Party making the waiver or granting the extension by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.3 Assignment and Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Company without the prior written consent of WBSI or assigned by WBSI without the prior written consent of Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, transferees and assigns, and no other Person shall have any right, benefit or obligation hereunder.

12.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of State of Nevada, without regard to the conflict of law provisions thereof.

12.5 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof.

12.6 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

12.7 Construction and Titles. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement has been negotiated between the parties hereto, and the language hereof shall not be construed for or against any party. A reference herein to any section shall be deemed to include a reference to every subsection thereof. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as to the identity of the parties hereto may require.

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12.8 Arbitration. Any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration in Kalispell, Montana under the Commercial Arbitration Rules (the “AAA Rules”) of the American Arbitration Association (the “AAA”). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U. S. C. Sections 1-14 as well as the AAA Rules. The Parties agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the AAA Rules within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall be required to furnish to the parties to the arbitration a preliminary statement of the arbitrator’s decision that includes the legal rationale for the arbitrator’s conclusion and the calculations pertinent to any damage award being made by the arbitrator. The arbitrator shall then furnish each of the parties to the arbitration the opportunity to comment upon and/or contest the arbitrator’s preliminary statement of decision either, in the discretion of the arbitrator, through briefs or at a hearing. The arbitrator shall render a final decision following any such briefing or hearing. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence and the AAA Rules. The arbitrator shall decide the amount and extent of the pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by any Party and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by any Party), including the power to render an award as provided in Rule 43 of the AAA Rules. The arbitrator shall have the power to award the prevailing party its costs and reasonable attorney’s fees; provided, however, that the arbitrator shall not award attorneys’ fees to a prevailing party if the prevailing party received a settlement offer unless the arbitrator’s award to the prevailing party is greater than such settlement offer without taking into account attorneys’ fees in the case of the settlement offer or the arbitrator’s award. In addition to the above courts, the arbitration award may be enforced in any court having jurisdiction over the Parties and the subject matter of the arbitration.

12.9 Attorneys’ Fees. Should any Party institute any action or proceeding to enforce any provision of this Agreement, including, without limitation, an action or proceeding for declaratory relief, damages by reason of an alleged breach of any provision of this Agreement, equitable relief or otherwise in connection with this Agreement, or any provision hereof, the prevailing Party shall be entitled to recover from the losing Party or Parties reasonable attorneys’ fees and costs for services rendered to the prevailing Party in such action or proceeding.

12.10 Multiple Counterparts. This Agreement may be executed in two or more counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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12.11 Notices. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any Party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another Party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable Party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed given at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed given at the time of confirmation of delivery. The addresses for the Parties are as follows:

If to WBSI:	465 Echo Bay Trail Bigfork, MT 59911

If to the Company:	3401 Highway 89 Bountiful, Utah 84010

If to the Shareholder:	To his address as set forth in the records of the Company

Any Party may change such Party’s address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other Parties.

12.12 Incorporation by Reference. All Exhibits and Schedules attached hereto or to be delivered in connection herewith are incorporated herein by this reference.

[SIGNATURES CONTINUED ON NEXT PAGE]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

WEBSAFETY, INC., a Nevada corporation

By:	/s/ Rowland W. Day II
Rowland W. Day II
Its:	CEO

METALANGUAGE, a Nevada corporation

By:	/s/ Saul Leal
Saul Leal
Its:	CEO

SHAREHOLDER OF METALANGUAGE CORP. a Nevada corporation

By:	/s/ Saul Leal
Name:	Saul Leal

EXHIBIT A

Company Disclosure Schedule

Section 4.1, Subsidiaries, Investment Obligations:

None.

Section 4.5, Permits:

None.

Section 4.9, Contracts/Commitments:

None.

Section 4.11, Leases of Real and Personal Property:

None.

Section 4.12(b), Intellectual Property:

Domain Name:

Social Media Accounts:

1.

Section 4.13, Insurance:

None.

Section 4.18, Broker:

None.

EXHIBIT B

Shareholder Disclosure Schedule

Technology Assignment Agreement

EXHIBIT C

WBSI Disclosure Schedule

Section 6.2, Capitalization:

1. Pre-Closing Authorized Shares:
Common = 500,000,000 at $0.001 par value
Preferred = 50,000,000 at $0.001 par value
Series A Convertible Preferred =	2,068
Series B-1 Convertible Preferred =	4,309,710

2. Pre-Closing Issued Shares:
Common = 21,757,340 outstanding shares
Preferred = 4,311,778 outstanding shares
Series A Convertible Preferred =	2,068
Series B-1 Convertible Preferred =	4,309,710

3. Post-Closing Issued Shares:
Common = 21,757,340 outstanding shares
Preferred = 7,036,983 outstanding shares
Series A Convertible Preferred =	2,068
Series B-1 Convertible Preferred =	7,036,983
Which 1,363,637 are held in escrow and may not be sold until certain conditions have been satisfied

Section 6.8, Contracts/Commitments:

6.8(a)(i)

The following accounts payable of WBSI will remain obligations of WBSI at the Closing:

As of May 31, 2022

	Current	1 - 30	31 - 60	61 - 90	91 and over	Total
808 Partners					256,561.40	256,561.40
Clay Cranford					3,000.00	3,000.00
CPA Global					4,551.05	4,551.05
Pacific Stock Transfer					0.00	75.00
WhyEquities					47,500.00	47,500.00
TOTAL	$0.00	$0.00	$0.00	$0.00	$311,612.45	$311,687.45

6.8(a)(v)(A)

The following referenced document reflects an agreement or undertaking pursuant to which Rowland W. Day II is owed money by WBSI:

1. Promissory Note dated March 15, 2021, issued by WBSI to Rowland W. Day II, with a balance at the Closing in the approximate amount of $221,990.

Section 6.9, Broker:

None.